Exhibit 99.1
[FHLBank Atlanta logo]

News Release
July 29, 2026

CONTACT: Suzanne Vincent
Federal Home Loan Bank of Atlanta
svincent@fhlbatl.com
678.849.1401

Federal Home Loan Bank of Atlanta Announces Executive Leadership Changes

ATLANTA, July 29, 2026 –The Federal Home Loan Bank of Atlanta (FHLBank Atlanta) today announced a series of executive leadership changes to enhance operational excellence and position the Bank to continue fulfilling its mission by serving its members and communities.

“Since becoming CEO in January, I’ve spent time listening to employees, members, the Board of Directors, and other stakeholders to better understand our strengths and identify opportunities to position the Bank for the future,” said Reggie O’Shields, President and CEO of FHLBank Atlanta. “These changes build on the strong foundation already in place while aligning our leadership team to the capabilities that will best support our members, mission, and long-term strategy.”

The organizational changes, which go into effect August 10, include:

•Alp Can, currently Chief Risk Officer, has been named Chief Operating Officer to provide enterprise-wide leadership of the Bank’s operations and credit and collateral management.

•Cristina Cowan, Director of Enterprise Risk Management, will serve as Interim Chief Risk Officer while the Bank conducts an internal and external search for the role.

•Erin Martin has been named to a new role, Chief Collateral Officer, to provide focused leadership over member collateral operations. Erin will report to Alp.

•Dawn Gehring, currently Chief Human Resources Officer, has been named Chief Administrative Officer, bringing together enterprise functions, including human resources, company culture, corporate communications, and marketing.

•Petrina Benton, currently Director of Human Resources, Operations and Compliance, has been named Chief Human Resources Officer.

•Haig Kazazian, Chief Financial Officer, will assume expanded responsibilities, including oversight of affordable housing and community investment and vendor management.

“Our mission remains the same,” O’Shields added. “These changes are about ensuring we have the right structure and alignment to continue providing exceptional value to members through ongoing, reliable liquidity and impactful affordable housing and community development programs.”

About Federal Home Loan Bank of Atlanta

FHLBank Atlanta offers competitively priced financing, community development grants, and other banking services to help member financial institutions make affordable home mortgages and provide economic development credit to neighborhoods and communities. The Bank is a cooperative whose members are commercial banks, credit unions, savings institutions, community development financial institutions, and insurance companies located in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, and the District of Columbia. FHLBank Atlanta is one of 11 district banks in the Federal Home Loan Bank System (FHLBank System).

For more information, visit our website at www.fhlbatl.com

To the extent that the statements made in this announcement may be deemed as “forward-looking statements”, they are made within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which include statements with respect to the Bank's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Bank's control, and which may cause the Bank's actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by such forward-looking statements, and the reader is cautioned not to place undue reliance on them, since those may not be realized due to a variety of factors, including, without limitation: legislative and regulatory actions, changes, approvals or requirements; completion of the Bank’s financial closing procedures and final accounting adjustments for the most recently completed quarter; SOFR variations; changes to economic, liquidity and market conditions; changes in demand for advances, advance levels, consolidated obligations of the Bank and/or the FHLBank System and their market; changes in interest rates; changes in prepayment speeds, default rates, delinquencies, and losses on mortgage-backed securities; volatility of market prices, rates and indices that could affect the value of financial instruments; changes in credit ratings and/or the terms of derivative transactions; changes in product offerings; political, national, climate, and world events; disruptions in information systems; membership changes; mergers and acquisitions involving members; changes to the Bank's voluntary housing program and other adverse developments or events, including extraordinary or disruptive events, affecting the market, involving other Federal Home Loan Banks, their members or the FHLBank System in general, including acts of war and terrorism. Additional factors that might cause the Bank's results to differ from forward-looking statements are provided in detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov.

The forward-looking statements in this release speak only as of the date that they are made, and the Bank has no obligation and does not undertake to publicly update, revise, or correct any of these statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as may be required by law. New factors may emerge, and it is not possible for the Bank to predict the nature of each new factor, or assess its potential impact, on the Bank's business and financial condition. Given these uncertainties, the reader is cautioned not to place undue reliance on forward-looking statements.

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